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                                  EXHIBIT 23.1


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                                  EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-83850) of Gupta Corporation of our report dated July 15, 1996, appearing on page 35 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" on Form 10-K insofar as it relates to each of the three years in the period ended December 31, 1995. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP


San Jose, California
July 17, 1996